UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2020

PARK AEROSPACE CORP.

(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Old Country Road Westbury, NY 11590 (Address of Principal Executive Offices) (631) 465-3600 (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.10 per share	PKE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has selected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)	Chief Executive Officer’s Salary.

On February 28, 2020,  Brian E. Shore, the Chairman and Chief Executive Officer of Park Aerospace Corp. (the “Company”), volunteered to reduce his annual salary from $250,000 to $220,000 for the Company’s 2021 fiscal year, which began March 2, 2020. (Previously, Mr. Shore voluntarily reduced his annual salary from $357,760 to $250,000 for the Company’s 2019 fiscal year, which began February 26, 2018 and ended March 3, 2019, and he continued this voluntary salary reduction during the Company’s 2020 fiscal year, which began March 4, 2019 and ended March 1, 2020, and he has declined to accept the Compensation Committee’s offer of a salary increase and a bonus each year since the Company’s 2001 fiscal year, except for the bonuses for the 2008 through 2014 fiscal years, which he has donated in their entirety to charity.)

The Chairman’s voluntary reduction of his annual salary in the Company’s 2021 fiscal year is intended to pay for the portion of the increase, in such fiscal year, to the cost of the Company’s medical insurance plan which otherwise would need to be paid for by the Company’s employees through increases to their weekly medical insurance plan contributions. The Chairman did not want the Company’s employees to pay more for their medical insurance coverage.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK AEROSPACE CORP.

Date: March 10, 2020	By:	/s/ P. Matthew Farabaugh
	Name:	P. Matthew Farabaugh
	Title:	Senior Vice President and Chief Financial Officer

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